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                                                                    EXHIBIT 4.3

THE WARRANT GRANTED PURSUANT TO THIS AGREEMENT SHALL BE NON-TRANSFERABLE, EXCEPT IN THE CASE OF THE WARRANT HOLDER'S DEATH, AND THEREUPON ONLY BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION. UPON THE DEATH OF THE WARRANT HOLDER, THE DECEASED HOLDER'S LEGAL OR PERSONAL REPRESENTATIVE, OR ANY PERMITTED TRANSFEREE OF THE WARRANT SHALL, WITHIN 30 DAYS OF THE HOLDER'S DEATH, NOTIFY THE COMPANY OF SUCH EVENT AND THE NEW HOLDER'S NAME, ADDRESS AND CAPACITY IN WHICH THE WARRANT IS HELD. SUCH PERMITTED TRANSFEREE WILL BE SUBJECT TO, AND BOUND BY, THE TERMS AND PROVISIONS OF THIS AGREEMENT TO THE SAME EXTENT AS THE ORIGINAL HOLDER.

                          ORGANIZER WARRANT AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of this _____ day of _____________, 2000, by and between SouthernBank Holdings, Inc., a Georgia corporation (the "Company"), and ________________________ (the "Warrant Holder").

                                   WITNESSETH

         WHEREAS, the Warrant Holder has served as an organizer in the formation of the Company and the formation and establishment of SouthernBank, N.A. (the "Bank"), the wholly-owned subsidiary of the Company; and

         WHEREAS, the Warrant Holder has purchased ___________ shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), at a price per share of $10.00, subject to certain adjustments; and

         WHEREAS, the Company, in recognition of the financial risk undertaken by the Warrant Holder in organizing the Company and the Bank, desires to provide the Warrant Holder with the right to acquire the same number of shares as the Warrant Holder purchased in the initial stock offering of the Company's Common Stock, including any additional shares purchased specifically to attain the minimum subscription requirements of the minimum offering.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Warrant. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby grants to the Warrant Holder the right (the "Warrant") to purchase all or any part of an aggregate of ______________ shares of the Company's Common Stock, subject to adjustment in accordance with Sections 7 and 8 hereof (such shares, as adjusted, the "Warrant Shares").


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         2. Vesting and Term.

                  (a) The Warrant shall vest at the rate of 33 1/3% per year beginning on the first anniversary of the close of the Company's initial public offering of its common stock (the "Issue Date"). On each successive anniversary of the Issue Date, an additional 33 1/3% of the Warrant shall vest. The portion of the Warrant which is vested may be exercised in whole, or from time to time in part, at any time prior to the Expiration Time (as defined herein).

                  (b) The term for the exercise of the Warrant begins at 9:00 a.m., Eastern Time, on the Issue Date and ends at 5:00 p.m., Eastern Time, on the 10th anniversary of the Issue Date (the "Expiration Time").

                  (c) Notwithstanding any other provision of this Agreement, the Warrant shall expire on any earlier date than that provided in
         Section 2(b) hereof in the event the primary federal regulator of the Company or the Bank (the "Federal Regulator") may require the Warrant Holder to exercise or forfeit the Warrant due to the capital of the Company or the Bank falling below the minimum requirements as determined by the Federal Regulator.

         3. Purchase Price. The price per share to be paid by the Warrant Holder for the Warrant Shares shall be $10.00 subject to adjustment as set forth in Section 7 hereof (such price, as adjusted, the "Purchase Price").

         4. Exercise of Warrant. The Warrant may be exercised by the Warrant Holder by delivery to the Company, at the address of the Company set forth under Section 11(a) hereof or such other address as to which the Company advises the Warrant Holder pursuant to Section 11(a) hereof, of the following:

                  (a) A completed and signed notice of exercise (including the Substitute Form W-9, which forms a part thereof) (the "Notice of Exercise"), as attached hereto as Schedule A;

                  (b) A cashier's or certified check payable to the Company for the full amount of the aggregate Purchase Price for the number of Warrant Shares as to which the Warrant is being exercised; and

                  (c) A copy of this Agreement.

         5. Issuance of Warrant Shares. Upon receipt of the items set forth in
Section 4 hereof, and subject to the terms hereof, the Company shall cause to be delivered to the Warrant Holder stock certificate(s) for the number of Warrant Shares specified in the Notice of Exercise, such share or shares to be registered under the name of the Warrant Holder. Notwithstanding the foregoing, the Company shall not be required to issue or deliver any certificate for the Warrant Shares or any portion thereof prior to the fulfillment of the following conditions:


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                  (a) The completion of any registration or other qualification of such shares which the Company shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, unless the availability of an exemption from such registration or qualification shall be established to the satisfaction of counsel for the Company;

                  (b) The obtaining of any approval or other clearance from any federal or state governmental agency or body, which the Company shall determine to be necessary or advisable; or

                  (c) The lapse of such reasonable period of time following the exercise of the Warrant, or any portion thereof, as the Company from time to time may establish for reasons of administrative convenience.

         Each stock certificate delivered pursuant to the Notice of Exercise shall be in such denomination as may be requested by the Warrant Holder and shall be registered in the name of the Warrant Holder. If the Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate(s), deliver to the Warrant Holder a new Warrant evidencing the right of the Warrant Holder to purchase the remaining Warrant Shares covered by this Agreement. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such stock certificate(s).

         6. Restrictive Legends. Each certificate representing the Warrant Shares shall contain the following legends:

                  (a) "The shares of the Company's Common Stock represented by this certificate are held subject to, and transfer of such shares restricted by, the terms of a Warrant Agreement, dated as of the ___ day of _________, 2000, a copy of which is on file at the office of the Company. No transfer of any share represented by this certificate shall be valid unless made in accordance with the terms of the Warrant Agreement."

                  (b) "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state, in reliance upon exemptions from the registration requirements of the 1933 Act and such state laws. These securities may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purposes, except in transactions registered under the 1933 Act and any applicable state securities laws, unless the availability of an exemption from registration under the 1933 Act and any applicable state securities laws with respect to any proposed transfer or disposition of such securities shall be established to the satisfaction of counsel for the issuer."

         The Warrant Holder understands and agrees that the Company may refuse to permit the transfer of the Warrant Shares, and that the Warrant Holder may be required to hold the Warrant Shares indefinitely, in the absence of compliance with the terms of such legends.


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         7. Antidilution, Etc.

                  (a) If, at any time, the Company shall:

                           (i) establish a record date for the determination of
                  holders of record of its outstanding shares of Common Stock for the purpose of entitling them to receive a dividend payable in, or other distributions of, additional shares of its Common Stock;

                           (ii) subdivide its outstanding shares of Common
                  Stock into a larger number of shares of Common Stock; or

                           (iii) combine its outstanding shares of Common Stock
                  into a smaller number of shares of Common Stock;

         then (A) the number of Warrant Shares for which the Warrant Holder's Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Company Common Stock which a record holder of the same number of shares of Common Stock for which Warrant Shares is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Purchase Price shall be adjusted to equal (x) the Purchase Price multiplied by the Warrant Shares for which the Warrant Holder's Warrant is exercisable immediately prior to the adjustment divided by (y) the Warrant Shares for which Holder's Warrant is exercisable immediately after such adjustment.

                  (b) The following provisions shall be applicable to adjustments made pursuant to Section 7(a) hereof:

                           (i) The adjustments required by Section 7(a) hereof
                  shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (ii) In computing adjustments under this Section
                  7(b), fractional interests in the Company's Common Stock shall be taken into account to the nearest 1/10th of a share. In no event, however, shall fractional shares or a scrip representing fractional shares be issued upon the exercise of the Warrant. In lieu thereof, a cash payment shall be made to the Warrant Holder in an amount equal to such fraction multiplied by the Purchase Price.

                           (iii) If the Company shall establish a record date
                  for the determination of the holders of record of the Company's Common Stock for the purpose of entitling such holders to receive a dividend payable in Company Common Stock and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment shall be


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                  required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         8. Reorganization, Reclassification, Consolidation or Merger.

                  (a) If, prior to the Expiration Time, there shall be any reorganization or reclassification of the Company's Common Stock (other than a subdivision or combination of shares provided for in Section 7 hereof), or any consolidation or merger of the Company with another entity, the Warrant Holder shall thereafter be entitled to receive, during the term hereof and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the Company or of the successor entity (or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of the Company's Common Stock, deliverable upon the exercise of the Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and in any case, appropriate adjustment (as determined by the Board of Directors of the Company in its sole discretion) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Warrant Holder to the end that the provisions set forth herein (including the adjustment of the Purchase Price and the Warrant Shares) shall thereafter be applicable, as near as may reasonably be practicable, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

                  (b) If any such reorganization, reclassification, consolidation, merger or share exchange results in a cash distribution in excess of the Purchase Price provided by this Warrant, the Warrant Holder may, at the Warrant Holder's option, exercise this Warrant without making payment of the Purchase Price, and in such case the Company or its successors and assigns shall, upon distribution to such Warrant Holder, consider the Purchase Price to have been paid in full, and in making settlement to such Warrant Holder, shall deduct an amount equal to the Purchase Price from the amount payable to such Warrant Holder. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, merger, consolidation or share exchange unless prior to the consummation thereof, the corporation that may be required to deliver any stock, securities or other assets upon the exercise of the Warrant issuable pursuant to this Agreement shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the Warrant Holder. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation, merger or share exchange for the foregoing purposes.

         9. Notice of Adjustments. Upon any adjustment provided for in Section 7 or Section 8 hereof, the Company, within 30 days thereafter, shall give written notice thereof to the Warrant Holder at the address set forth under
Section 11(a) hereof or such other address as the Warrant Holder may advise the Company pursuant to Section 11(a) hereof, which notice shall state the Purchase Price as adjusted and the increased or decreased number of Warrant Shares, setting, forth in reasonable detail the method of calculation of each.


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         10. Transfer and Assignment.

                  (a) This Agreement shall be non-transferable, except in the case of the Warrant Holder's death, and thereupon only by will or under the laws of descent and distribution. Upon the death of the Warrant Holder, the deceased Warrant Holder's heirs, legal or personal representative, or any permitted transferee of the Warrant shall, within 30 days of the Warrant Holder's death, notify the Company of such event and the new holder's name, address and capacity in which the Warrant is held, and present letters testamentary, a death certificate and such other information as the Company may reasonably request to ascertain the authority of such person. Such permitted transferee will be subject to, and bound by, the terms and provisions of this Agreement to the same extent as the original Warrant Holder.

                  (b) The Warrant Shares granted hereby may not be transferred or sold unless the transfer is exempt from further regulatory approval or otherwise permissible under applicable law, including state and federal securities laws, and will bear a legend to this effect as set forth in Section 6 hereof.

         11. Miscellaneous.

                  (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or facsimile transmission, or if mailed, by postage prepaid first class mail, on the third business day after mailing, to the following address (or at such other address as a party may notify the other hereunder):

         To the Company:

                  SouthernBank Holdings, Inc.
                  2090 Buford Highway, Suite 2A
                  Buford, Georgia  30518
                  Attention:  D. Arnold Tillman, Jr.,
                              Chief Executive Officer



         To the Warrant Holder:

                  ------------------------------------

                  ------------------------------------

                  ------------------------------------

                  (b) The Company covenants that it has reserved and will keep available, solely for the purpose of issue upon the exercise of the Warrant, a sufficient number of shares of the Company's Common Stock to permit the exercise of the Warrant in full.


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                  (c) No holder of the Warrant, as such, shall be entitled to vote or receive dividends with respect to the Warrant Shares subject thereto or be deemed to be a shareholder of the Company for any purpose until the Company's Common Stock has been issued.

                  (d) This Agreement may be amended only by an instrument in writing executed by the party against whom enforcement of amendment is sought.

                  (e) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (f) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer and its corporate seal to be affixed hereto and the Warrant Holder has executed this Agreement, all as of the day and year first above written.



                                      SOUTHERNBANK HOLDINGS, INC.



                                      By:
                                         --------------------------------------
                                         D. Arnold Tillman, Jr.
                                         Chief Executive Officer



                                      WARRANT HOLDER



                                      -----------------------------------------


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                                   SCHEDULE A

                               NOTICE OF EXERCISE
                     OF WARRANT TO PURCHASE COMMON STOCK OF
                          SOUTHERNBANK HOLDINGS, INC.


To:      SouthernBank Holdings, Inc.

         The undersigned, the registered owner of the right to purchase shares of Common Stock (the "Common Stock") of SouthernBank Holdings, Inc. (the "Company"), hereby irrevocably elects to exercise such right to purchase thereunder ________ shares of the Common Stock of the Company and herewith makes payment of $________ therefor, and requests that the certificate(s) evidencing such shares be issued in the name of and be delivered to:

                Name:
                     -----------------------------------------------

                Address:
                        --------------------------------------------
                        --------------------------------------------
                        --------------------------------------------

                Social Security or
                    Tax I.D. Number:
                                    --------------------------------

and if such shares shall not be all of the shares purchasable hereunder, that a new warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

Date:
     ---------------------------

                                        NAME OF WARRANT HOLDER

                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------



               THIS NOTICE OF EXERCISE SHALL NOT BE GIVEN EFFECT
               BY THE COMPANY UNLESS THE HOLDER OF THE UNDERLYING
                 WARRANT HAS PROPERLY COMPLETED AND SIGNED BOTH
           THIS NOTICE OF EXERCISE FORM AND THE SUBSTITUTE FORM W-9
                                ATTACHED HERETO.


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                              SUBSTITUTE FORM W-9

Under the penalties of perjury, I certify that:

         1. The Social Security Number or Taxpayer Identification Number given below is correct; and

         2. I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

IMPORTANT INSTRUCTIONS: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated.

SIGNATURE*
          -----------------------------------------

DATE
    --------------------------------

* If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.